                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP,INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Options Granted Under a Written Stock Option Agreement (Karen Davis) by Somatix Therapy Corporation assumed by Cell Genesys, Inc. for the registration of 9,625 shares of Cell Genesys, Inc. common stock, of our report dated January 27,1997, with respect to the consolidated financial statements of Cell Genesys, Inc. included in its Annual Report as amended (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP


Palo Alto, California
June 12, 1997